Exhibit 10.6

AMENDED AND RESTATED

EMPLOYEE MATTERS AGREEMENT

Between

DENALI HOLDING INC.,

DELL INC.

and

SECUREWORKS HOLDING CORPORATION

Signed on or about December 14, 2015

Effective August 1, 2015 at 1:00 AM Central Daylight Time

i

ii

EMPLOYEE MATTERS AGREEMENT

This AMENDED AND RESTATED EMPLOYEE MATTERS AGREEMENT (this “Agreement”), as executed on or about December 14, 2015 (the “Execution Date”) amends and restates the Employee Matters Agreement signed on or about July 20, 2015 (the “Signing Date”), by and among Denali Holding Inc., for itself and its Subsidiaries other than Dell and SecureWorks, Dell Inc., for itself and its Subsidiaries (“Dell”) and SecureWorks Holding Corporation, for itself and its Subsidiaries (“SecureWorks”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties intend that SecureWorks will issue and sell in a registered public offering up to twenty percent (20)% of the post-offering outstanding common stock of SecureWorks (“SecureWorks Common Stock”), and thereby become a public company (the “IPO”);

WHEREAS, the Parties have entered into a Shared Services Agreement providing for SecureWorks to continue to receive certain services from Dell after such IPO, including HR services; and

WHEREAS, the Parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, those former employees of Dell who become employees of SecureWorks, pursuant to the terms of this Agreement or by operation of applicable local laws.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 Certain Defined Terms. For purposes of this Agreement, the following capitalized terms shall have the following meanings:

“Action” means any claim, demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any Federal, state, local, foreign or international arbitration or mediation tribunal.

“Agreement” shall mean this Amended and Restated Employee Matters Agreement by and among Denali Holding Inc., for itself and its subsidiaries other than Dell and SecureWorks, Dell Inc., for itself and its Subsidiaries, and SecureWorks Holding Corporation, for itself and its Subsidiaries.

“Assigned Employees” has the meaning set forth in Section 3.05.

“Assignment Period” has the meaning set forth in Section 3.05.

“Award” shall mean any equity award or equity-based award over (i) shares of Denali Common Stock or (ii), as applicable based on the context, shares of SecureWorks Common Stock.

“Business Day” has the meaning set forth in the Shared Services Agreement.

“Claims Incurred” means those claims that are deemed incurred pursuant to the following: (a) with respect to medical (including continuous hospitalization), dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or expense; (b) with respect to life, accidental death and dismemberment and business travel insurance, upon the occurrence of the event giving rise to such claim or expense; (c) with respect to long-term disability and long term care benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or expense; and (d) with respect to any other claim, upon the date of the event giving rise to such claim.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Dell” means Dell Inc. and its Subsidiaries other than SecureWorks.

“Dell Affiliate” means any corporation or other entity, including any entity that is disregarded for federal income tax purposes, directly or indirectly “controlled” by Denali where “control” means the ownership of eighty percent (80%) or more of the ownership interests of such corporation or other entity (by vote or value) or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such corporation or other entity, but at all times excluding SecureWorks and any SecureWorks Affiliate.

“Dell DC Plan” means the Dell Inc. 401(k) Plan, a Dell Plan that is a qualified defined contribution plan.

“Dell Group” means Dell and each Dell Affiliate.

“Dell Group Employee” means an individual who is an Employee of a member of the Dell Group before, on or after the Effective Date, as the context requires (including, without limitation, any such individual who is on vacation or other approved leave of absence, including leave under FMLA or corresponding state Law, disability, military leave and other approved leave).

“Dell Incentive Plans” means the Dell Plans set forth in Section 5.02(a).

“Dell Plan” means those Plans maintained or sponsored by Dell or any other member of the Dell Group for the benefit of Dell Group Employees, which notwithstanding anything in this Agreement to the contrary Dell or the applicable member of the Dell Group shall have the right to amend or terminate at any time and for any reason, exclusive of any member of the SecureWorks Group.

“Dell Plan Participation Period” means the period beginning on the Effective Date and ending on the last day of the calendar year containing the second anniversary of the date that the IPO is consummated; provided, that, the Dell Plan Participation Period shall automatically renew for subsequent successive three-month periods unless either Dell or SecureWorks provide the other Party with written notice at least sixty (60) days prior to the last date of such calendar year or any such three-month period, as applicable.

“Dell Welfare Plans” means those Dell Plans that are “employee welfare benefit plans” as defined in section 3(1) of ERISA.

“Denali” means Denali Holding Inc.

“Denali Common Stock” means Class C common stock, par value $0.01 per share, of Denali.

“Denali/Dell Indemnified Person” has the meaning set forth in Section 7.03.

“Effective Date” means August 1, 2015 at 1:00 AM Central Daylight Time.

“Employee” means an individual classified as an employee of a member of the Dell Group or the SecureWorks Group, as applicable.

“Employee Matters” means all of the employment, employee benefit and employee compensation matters that are addressed in this Amended and Restated Employee Matters Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“FMLA” means the Family and Medical Leave Act of 1993.

“Governmental Authority” means any federal, state, local, foreign or international court, government, department, commission, board, bureau or agency, or any other regulatory, self-regulatory, administrative or governmental organization or authority.

“Gross Compensation Costs” means the aggregate of all amounts of compensation provided to or for the benefit of an Employee including, but not limited to, welfare, retirement and incentive benefits provided to the Employee, reimbursement of expenses incurred by or in respect of an Employee pursuant to the policies of Dell or SecureWorks, costs related to such compensation and benefits and all employer-paid Taxes with respect to such Employee’s compensation.

“Group” means the Dell Group and/or the SecureWorks Group, as the context requires.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“IPO” has the meaning set forth in the recitals.

“Law” means any applicable foreign, federal, national, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code or other requirement enacted, promulgated, issued or entered into, or act taken, by a Governmental Authority.

“Liabilities” means any and all claims, debts, demands, actions, causes of action, suits, damages, obligations, accruals, accounts payable, reckonings, bonds, indemnities and similar obligations, agreements, promises, guarantees, make whole agreements and similar obligations and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising and including those arising under any law, rule, regulation, action, threatened or contemplated action, order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind and those arising under any contract, commitment or undertaking, including those arising under this Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person. For the avoidance of doubt, Liabilities (a) shall include attorneys’ fees, the costs and expenses of all assessments, judgments, settlements and compromises and any and all other costs and expenses whatsoever reasonably incurred in connection with anything contemplated by the preceding sentence and (b) shall not include liabilities or requirements related to Taxes.

“New SIP” has the meaning set forth in Section 6.04.

“Non-U.S. SecureWorks Transferred Employees” has the meaning set forth in Section 3.04(a).

“Non-U.S. Welfare Participation Termination Date” has the meaning set forth in Section 4.07(a)(iii).

“Non-U.S. Welfare Plan Covered Participants” has the meaning set forth in Section 4.07(a)(i).

“Party” and/or “Parties” shall mean Denali, Dell and SecureWorks (each a “Party” and collectively, the “Parties”).

“Person” has the meaning set forth in the Shared Services Agreement.

“Plan” means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle, whether written or unwritten, providing compensation or benefits to Employees, or former Employees of Dell or SecureWorks as the case may be, in respect to their services for any member of the Dell Group or the SecureWorks Group.

“Plan Commencement Date” means the date that a SecureWorks Plan is put into effect that is comparable to the applicable Dell Plan as in effect, as of the later of the Effective Date or such date on which such SecureWorks Plan is established, with respect to similarly situated Dell Group Employees in the same local jurisdiction.

“Restrictive Covenant Agreement” has the meaning set forth in Section 3.11(b)(ii).

“Schedule A-1 Employees” has the meaning set forth in Section 3.01(a).

“Schedule A-2 Employees” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Secondment Period” has the meaning set forth in Section 3.04(b).

“SecureWorks” means SecureWorks Holding Corporation and its Subsidiaries.

“SecureWorks Affiliate” means any corporation or other entity, including any entity that is a disregarded entity for federal income tax purposes, directly or indirectly “controlled” by SecureWorks where “control” means the ownership of eighty percent (80%) or more of the ownership interests of such corporation or other entity (by vote or value) or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such corporation or other entity.

“SecureWorks Annual Cash Bonus Plan” has the meaning set forth in Section 5.02(b)(i).

“SecureWorks Business” means the business of providing security services by (a) providing (i) information and network managed security services, (ii) information and network security and risk consulting, (iii) security incident response services, and (iv) security-related regulatory compliance solutions; and (b) researching and developing responses to cyber security threats, in each case as conducted as of the Effective Date by SecureWorks or any SecureWorks Subsidiary and the natural extensions of such business activity.

“SecureWorks Common Stock” means Class A common stock, par value $0.01 per share, of SecureWorks.

“SecureWorks DC Plan” has the meaning set forth in Section 5.01(b)(ii)(A).

“SecureWorks Group” means SecureWorks and each SecureWorks Affiliate on the Effective Date and any corporation or entity that may subsequently become part of such Group from time to time, other than any member of the Dell Group.

“SecureWorks Group DC Plan Participant” has the meaning set forth in Section 5.01(b)(i)(A).

“SecureWorks Group Employee” means an individual who is an Employee of a member of the SecureWorks Group on the Effective Date (including, without limitation, any such individual who is on vacation or other approved leave of absence, including leave under FMLA or corresponding state Law, disability, military leave and other approved leave) or who becomes an Employee of a member of the SecureWorks Group on or subsequent to the Effective Date pursuant to this Agreement or otherwise.

“SecureWorks Group Non-U.S. Plans” means such Plans put into effect at a non-U.S. SecureWorks Group entity that are comparable to those Plans in effect, as of the later of the Effective Date or such date on which such SecureWorks Group Non-U.S. Plans are established, with respect to similarly situated Dell Group Employees in the same local jurisdiction.

“SecureWorks Indemnified Person” has the meaning set forth in Section 7.01.

“SecureWorks Plan” means any Plan maintained or sponsored by SecureWorks or any other member of the SecureWorks Group for the benefit of any SecureWorks Group Employee, which SecureWorks or the applicable member of the SecureWorks Group shall have the right to amend or terminate at any time and for any reason, except as otherwise provided in this Agreement.

“SecureWorks Subsidiary” means any Subsidiary of SecureWorks Holding Corporation.

“SecureWorks Welfare Plan” means a Welfare Plan adopted by a member of the SecureWorks Group which, to the extent required by Law, will provide substantially similar benefits to those of the applicable U.S. or non-U.S. Dell Welfare Plan on the Plan Commencement Date of the SecureWorks Welfare Plan.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shared Services Agreement” means the shared services agreement to be entered into by and among Dell and SecureWorks in connection with the implementation of the IPO.

“Subsidiary” means, with respect to any Party (the “parent”), (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as (b) any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Tax” or “Taxes” has the meaning set forth in the Tax Matters Agreement.

“Tax Matters Agreement” means the tax matters agreement to be entered into by and among the Parties in connection with the implementation of the IPO.

“Termination Date” means the earlier of the following dates: (a) the date that Denali no longer beneficially owns at least fifty percent (50%) of the combined voting power of the post-IPO outstanding common stock of SecureWorks as a result of a post-IPO offering of outstanding common stock of SecureWorks and (b) the ninetieth (90th) day following the date that Denali no longer beneficially owns at least fifty percent (50%) of the combined voting power of the post-IPO outstanding common stock of SecureWorks as a result of the consummation of any transaction or series of transactions other than a post-IPO offering of outstanding common stock of SecureWorks.

“Third Party” means a Person other than a Party.

“2013 Stock Incentive Plan” means the Denali Holding Inc. 2013 Stock Incentive Plan, which notwithstanding anything in this Agreement to the contrary Denali shall have the right to amend or terminate at any time and for any reason, exclusive of any member of the SecureWorks Group.

“2013 Stock Incentive Plan Award” has the meaning set forth in Section 6.02.

“U.S. Dell Group Employees” means Dell Group Employees in the U.S.

“U.S. SecureWorks Business Employees” has the meaning set forth in Section 3.01(a).

“U.S. SecureWorks Group Employees” means U.S. SecureWorks Business Employees, U.S. SecureWorks Transferred Employees and, as determined by the context and with respect to employment with the SecureWorks Group, U.S. Transition Employees.

“U.S. SecureWorks Transferred Employees” has the meaning set forth in Section 3.01(b).

“U.S. Transition Employees” has the meaning set forth in Section 3.03(d).

“Welfare Participation Termination Date” has the meaning set forth in Section 4.02(a)(iii).

“Welfare Plan” means a Plan described in section 3(1) of ERISA, maintained in the U.S., or a similar Plan maintained outside the U.S.

“Welfare Plan Covered Participants” has the meaning set forth in Section 4.02(a)(i).

ARTICLE II

GENERAL PRINCIPLES

Section 2.01 No Changes to Benefits Provided by Certain Entities as a Result of the Separation. This Agreement addresses the employee benefit plans, programs and policies of the Dell Group and the SecureWorks Group that might be impacted by the IPO. Any employee benefit plans, programs and policies of the Dell Group and the SecureWorks Group not specifically addressed in this Agreement will not be impacted by the IPO.

Section 2.02 Service Credit for Eligibility and Vesting Purposes. Except as otherwise provided in any other provision of this Agreement, to the extent required by Law, SecureWorks shall recognize the service of each SecureWorks Group Employee with any member of the Dell Group prior to the Effective Date for purposes of eligibility and vesting under the SecureWorks Plans, to the same extent such service would be credited if it had been performed for a member of the SecureWorks Group. Except as otherwise provided in any other provision of this Agreement, to the extent required by Law, Dell shall recognize the service of such SecureWorks Group Employee with any member of the Dell Group or the SecureWorks Group prior to the date on which such individual becomes a U.S. Transition Employee for purposes of eligibility and vesting under the Dell Plans, to the same extent such service would be credited if it had been performed for a member of the Dell Group. For the avoidance of doubt, (a) nothing in this Section 2.02 is intended to or shall create for or grant to any Third Party any rights or remedies whatsoever, as a third-party beneficiary or otherwise; (b) no Third Party is entitled to rely on this Section 2.02; and (c) no Party shall incur any liability or obligation to any Third Party because of any reliance by such Third Party on this Section 2.02.

Section 2.03 Shared Services. The Parties acknowledge that the Dell Group or the SecureWorks Group may provide administrative services for certain of the other Party’s benefit programs for a transitional period under the terms of the Shared Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Shared Services Agreement.

Section 2.04 Participant Elections and Beneficiary Designations. To the extent allowed by applicable Law and not otherwise addressed by this Agreement, until the end of the first full plan year of an applicable SecureWorks Plan or, if earlier, the date that a U.S. SecureWorks Group Employee makes a permissible effective election otherwise, the SecureWorks Group shall recognize and maintain all elections and designations (including, without limitation, deferral, investment and payment form elections, coverage options and levels, beneficiary designations and the rights of alternate payees under qualified domestic relations orders) in effect under a similar Dell Plan or other arrangement sponsored by a member of the Dell Group at the time that such SecureWorks Plan is established and with respect to the SecureWorks Group Employees who become participants in such SecureWorks Plan in connection with such establishment.

Section 2.05 No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement or the Shared Services Agreement, no participant in the SecureWorks Plans or any other benefit plans or arrangements of a member of the SecureWorks Group shall receive benefits that duplicate benefits provided to such individual by a corresponding benefit plan or arrangement of the Dell Group and no participant in the Dell Plans or any other benefit plans or arrangements of a member of the Dell Group shall receive benefits that duplicate benefits provided to such individual by a corresponding benefit plan or arrangement of the SecureWorks Group. Furthermore, unless expressly provided for in this Agreement or the Shared Services Agreement or required by applicable Law, no provision in this Agreement shall be construed to create any right to accelerate vesting or entitlements to any compensation or benefit plan on the part of any Employee of the Dell Group or the SecureWorks Group.

Section 2.06 No Expansion of Participation. Unless otherwise expressly provided in this Agreement, as otherwise determined or agreed to by the Parties, as required by applicable Law, or as explicitly set forth in a SecureWorks Plan, on the later of the Effective Date or the applicable Plan Commencement Date, a SecureWorks Group Employee shall be entitled to participate in such SecureWorks Plan only to the extent that such Employee was entitled to participate in the corresponding Dell Plan as in effect on the date immediately prior to the Plan Commencement Date for such SecureWorks Plan, with it being the intent of the Parties that this Agreement does not result in any expansion of the participation rights therein that such Employee had prior to the establishment of such SecureWorks Plan.

Section 2.07 Payment of Costs. Except as otherwise provided in this Agreement, addressed by a Dell policy or agreed to by the Parties in writing, to the extent that Denali or a member of the Dell Group incurs any cost that, pursuant to this Agreement, is the responsibility of SecureWorks or a member of the SecureWorks Group, SecureWorks shall reimburse such Party for such costs, including, where applicable, a markup consistent with Dell policies and the requirements of applicable Law, within sixty (60) days after SecureWorks receives notice from such Party of said costs.

ARTICLE III

EMPLOYEES

Section 3.01 U.S. SecureWorks Group Employees.

(a) As of the Effective Date, except with respect to those SecureWorks Group Employees listed in SCHEDULE A-1 (the “Schedule A-1 Employees”), the employment of all SecureWorks Group Employees who are currently employed with a member of the SecureWorks Group in the U.S. (including those SecureWorks Group Employees whose employment is subject to an expatriate agreement) shall continue employment with the SecureWorks Group, with job duties substantially similar to the job duties of the position held by such SecureWorks Group Employees immediately prior to the Effective Date (the “U.S. SecureWorks Business Employees”). Prior to the Effective Date, the employment of the Schedule A-1 Employees shall be transferred to the Dell Group and such Employees shall become U.S. Dell Group Employees.

(b) Within a reasonable period of time prior to the Effective Date, the employment of those U.S. Dell Group Employees who are listed in SCHEDULE A-2 (the “Schedule A-2 Employees”) by reason of being primarily and actively engaged in the SecureWorks Business, shall be transferred to SecureWorks or a member of the SecureWorks Group, with job duties substantially similar to the job duties of the position held by such Employees immediately prior to the date of such transfer (such Employees so transferred, the “U.S. SecureWorks Transferred Employees”).

Section 3.02 Scheduled Employees. Following the Signing Date and prior to the Effective Date, the Parties shall cooperate to identify the Schedule A-1 Employees and Schedule A-2 Employees and address any actions necessary to timely effect the applicable transfers of employment.

Section 3.03 U.S. Allocation of Liabilities.

(a) U.S. SecureWorks Business Employees. Except as otherwise provided in this Agreement, the SecureWorks Group shall have sole Liability and no member of the Dell Group has any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs before, on or after the Effective Date by or with respect to any U.S. SecureWorks Business Employee in connection with any such individual’s employment or the participation of such individual in any Dell Plans or SecureWorks Plans.

(b) U.S. SecureWorks Transferred Employees.

(i) Except as otherwise provided in this Agreement, the Dell Group shall have sole Liability and no member of the SecureWorks Group has any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs before the Effective Date by or with respect to any U.S. SecureWorks Transferred Employee in connection with any such individual’s employment or any participation of such individual in any Dell Plans.

(ii) Except as otherwise provided in this Agreement, the SecureWorks Group shall have sole Liability and no member of the Dell Group has any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs on or after the Effective Date by or with respect to any U.S. SecureWorks Transferred Employee in connection with any such individual’s employment or the participation of such individual in any Dell Plans or SecureWorks Plans.

(c) U.S. Dell Group Employees. Except as otherwise provided in this Agreement, the Dell Group shall have sole Liability and no member of the SecureWorks Group has any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs before, on or after the Effective Date by or with respect to any U.S. Dell Group Employee, including any such Employee who may provide services to the SecureWorks Group pursuant to the Shared Services Agreement, in connection with any such individual’s employment or participation of such individual in any in any Dell Plans. On and after the date that the employment of any Schedule A-1 Employee is transferred to the Dell Group, the Dell Group shall have sole Liability and no member of the SecureWorks Group shall have any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs on or after such date by or with respect to any such Employee, including if any such Employee thereafter provides services to the SecureWorks Group pursuant to the Shared Services Agreement.

(d) U.S. Transition Employees. The Parties acknowledge that during the period following the Effective Date and prior to the Termination Date, the employment of certain Employees may be transferred between the Parties (or members of their Groups, as applicable) as agreed to between the Parties (the “U.S. Transition Employees”). It is further agreed that with respect to any such transferred Employee, to the extent permitted by Law and the terms of the applicable benefit plans and arrangements and except with respect to any equity plan, the Parties will reasonably cooperate to apply the terms of this Agreement to such Employee and his or her employer at the time of such transfer as if such employment were being transferred to the SecureWorks Group in connection with the Effective Date, regardless of whether such transfer is to the Dell Group or the SecureWorks Group, except that Liability or obligations with respect to Claims Incurred and Gross Compensation Costs shall be allocated based on the date of such transfer.

Section 3.04 Non-U.S. SecureWorks Transferred Employees.

(a) Employment.

(i) As of the Effective Date, or as soon as practicable thereafter, SecureWorks shall employ, or cause a member of the SecureWorks Group to employ, the non-U.S. Employees of the SecureWorks Business who accept offers of employment from the SecureWorks Group with job duties substantially similar to the job duties of the position held by such Employees immediately prior to the Effective Date (the “Non-U.S. SecureWorks Transferred Employees”). The Parties agree to fully and timely cooperate to address any actions necessary to effect this employment and also to comply (and cause their applicable Group members to comply) with all applicable provisions of the European Union Acquired Rights Directive or other country-specific legal standards or applicable laws.

(ii) Except as otherwise provided in this Agreement and to the extent permitted by Law, the Dell Group shall have sole Liability and no member of the SecureWorks Group has any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs before the Effective Date by or with respect to any Non-U.S. SecureWorks Transferred Employees in connection with any such individual’s employment or any participation of such individual in any Dell Plans.

(iii) Except as otherwise provided in this Agreement and to the extent permitted by Law, the SecureWorks Group shall have sole Liability and no member of the Dell Group has any Liability or obligations whatsoever with respect to Claims Incurred and Gross Compensation Costs on or after the Effective Date by or with respect to any Non-U.S. SecureWorks Transferred Employees in connection with any such individual’s employment or the participation of such individual in any Dell Plans or SecureWorks Plans.

(b) Secondment. To the extent that there is any delay in transferring the employment of any Non-U.S. SecureWorks Transferred Employees, such Employees will be provided to the SecureWorks Group during such period on a secondment basis (such period, the “Secondment Period”). During the Secondment Period, (i) Non-U.S. SecureWorks Transferred Employees shall remain employed with the Dell Group and (ii) except as otherwise agreed in writing by the Parties, SecureWorks shall reimburse Dell for the Claims Incurred and Gross Compensation Costs of the Non-U.S. SecureWorks Transferred Employees consistent to the extent reasonably possible with the principles and procedures set forth in this Agreement for comparable matters and in compliance with Dell policies and the requirements of applicable Law.

Section 3.05 Assigned Employees. From time to time and as agreed to in writing by Dell and SecureWorks, certain SecureWorks Group Employees, including Non-U.S. SecureWorks Transferred Employees, may be employed by Dell in certain non-U.S. jurisdictions in which there is not a SecureWorks legal entity (the “Assigned Employees”) for an agreed period (the “Assignment Period”). During the Assignment Period, except as otherwise agreed in writing by the Parties, SecureWorks shall reimburse Dell for the Claims Incurred and Gross Compensation Costs of the Assigned Employees consistent to the extent reasonably possible with the principles and procedures set forth in this Agreement for comparable matters and in compliance with Dell policies and the requirements of applicable Law.

Section 3.06 Services by Dell Employees. From time to time and pursuant to terms agreed to in writing by Dell and SecureWorks, certain Dell Group Employees who are not Assigned Employees may carry out SecureWorks Business on behalf of SecureWorks in connection with a member of the Dell Group operating as a reseller of SecureWorks Business services in certain jurisdictions in which there is not a SecureWorks legal entity. Such Dell Group Employees are not intended to become SecureWorks Group Employees. Except as otherwise agreed in writing by the Parties, SecureWorks shall reimburse Dell for the Claims Incurred and Gross Compensation Costs of such Dell Group Employees consistent to the extent reasonably possible with the principles and procedures set forth in this Agreement for comparable matters and in compliance with Dell policies and the requirements of applicable Law.

Section 3.07 At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the Dell Group or the SecureWorks Group to (i) continue the employment of any Employee following the Signing Date (except as required by applicable Law) or (ii) change the employment status of any Employee from “at will,” to the extent such Employee is an “at will” employee under applicable Law.

Section 3.08 Not a Severance of Employment/Separation from Service. The Parties acknowledge and agree that the transfer or continuation of the employment of Employees with the Dell Group or the SecureWorks Group as contemplated by this Agreement (including, without limitation, Section 3.03(d)) shall not be deemed a severance of employment or separation from service of any such Employee for purposes of this Agreement, any Plan, Code Section 409A or any other purpose.

Section 3.09 Not a Change of Control/Change in Control. The Parties acknowledge and agree that neither the IPO, the Termination Date, nor any transaction in connection with the IPO shall be deemed a “change of control,” “change in control,” or term of similar import for purposes of any Plan.

Section 3.10 Employee Records.

(a) Sharing of Information. Subject to any limitations imposed by applicable Law, the Shared Services Agreement, or any agreement to which either Party or member of its Group is a party, each Party and the members of its Group shall provide to the other Party and the members of its Group and its or their respective agents and vendors all information reasonably necessary for each Party to perform their respective duties under this Agreement in a form acceptable to the Party undertaking the function and free of material errors, inaccuracies and omissions. The Parties also hereby agree to enter into any business associate arrangements that may be required for the sharing of any information pursuant to this Agreement to comply with the requirements of HIPAA or other applicable health information privacy Laws.

(b) Access to Records. To the extent not inconsistent with any applicable Law or agreement to which either Party or member of its Group is a party, reasonable access to Employee-related records before, on and after the Effective Date will be provided by each Party to the other Party and the members of its respective Group. The requesting Party shall be responsible for the cost associated with the production and copies of such requested documents.

(c) Record Retention. The Parties agree to use their reasonable best efforts to retain all records and data relating to Employees in their respective possession or control on the Effective Date in accordance with the policies of Dell as in effect on the Effective Date or such other policies as may be adopted by Dell after the Effective Date (provided, in the case of SecureWorks, that Dell provides SecureWorks with any such policies to be subsequently adopted at least ten (10) Business Days prior to adoption and SecureWorks does not object to such policies within ten (10) Business Days of receipt). No Party will destroy, or permit any member of its Group to destroy, any records and data relating to Employees which the other Party may have the right to obtain pursuant to this Agreement prior to the end of the retention period set forth in such policies (or, if later, the expiration of the applicable statute of limitations) without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession of such information prior to such destruction.

(d) Confidentiality. All records and data relating to Employees shall, in each case, be subject to applicable Dell policies (including confidentiality policies) regarding employee records and data and the confidentiality provisions of any applicable agreement and applicable Law.

(e) Cooperation. Each Party agrees to cooperate with the other Party to the extent reasonably necessary to further the purposes of this Agreement. Except as expressly provided in this Agreement or the Shared Services Agreement, no Party shall charge another Party a fee for such cooperation.

Section 3.11 Employment Agreements and Restrictive Covenants.

(a) Former Dell Group Employees. To the fullest extent permitted by the agreements described in this Section 3.11 and applicable Law, at SecureWorks’ written request, Dell shall assign to the SecureWorks Group, or cause an applicable member of the Dell Group to assign to the SecureWorks Group, all agreements containing restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) that pertain primarily to the SecureWorks Business and are in effect on the date that the IPO is consummated between Dell or any member of the Dell Group and a former Dell Group Employee who terminated employment with all members of the Dell Group before the date that the IPO is consummated; provided, that, if such assignment is not permitted by any such agreement, then at SecureWorks’ written request, Dell or a member of the Dell Group shall take reasonable actions at SecureWorks’ expense to seek permission to assign such agreement to SecureWorks Group.

(b) SecureWorks Group Employees.

(i) Dell and SecureWorks shall reasonably cooperate to ensure that, to the extent permitted by Law, each Employee that is or will be a SecureWorks Group Employee on the date that the IPO is consummated shall execute an employment agreement in a form agreed to by Dell and SecureWorks (the “Employment Agreement”) and provide such executed agreement to SecureWorks.

(ii) Dell and SecureWorks shall reasonably cooperate to ensure that, to the extent permitted by Law, certain SecureWorks Group Employees on the date that the IPO is consummated, as determined by mutual agreement in writing between Dell and SecureWorks, shall each execute a restrictive covenant agreement in a form agreed to by Dell and SecureWorks (the “Restrictive Covenant Agreement”) and provide such executed agreement to SecureWorks.

(iii) SecureWorks shall ensure that, to the extent permitted by Law, each individual who becomes a SecureWorks Group Employee after the date that the IPO is consummated and prior to the Termination Date shall execute the Employment Agreement described in Section 3.11(b)(i) and, to the extent required of similarly situated SecureWorks Group Employees, the Restrictive Covenant Agreement in Section 3.11(b)(ii).

Section 3.12 Tax Withholding. The Parties hereby agree to follow the alternate procedure for U.S. employment tax withholding and reporting as provided in Section 5 of Rev. Proc. 2004-53, I.R.B. 2004-35. Accordingly, the SecureWorks Group shall have full U.S. employment tax reporting responsibilities for the U.S. SecureWorks Group Employees on and

after the Effective Date and the Dell Group shall have no such responsibility for the U.S. SecureWorks Group Employees on and after the Effective Date; provided, however, that pursuant to the Shared Services Agreement, Dell shall produce the U.S. employment tax reports, using SecureWorks’ employer identification number, for the time period provided therein.

ARTICLE IV

HEALTH AND WELFARE BENEFITS

Section 4.01 Dell. As of the Effective Date, Dell, or a member of the Dell Group, shall retain the Dell Welfare Plans. Except as otherwise provided in this Agreement, on and after the Effective Date, Dell shall be responsible for all Claims Incurred under the Dell Welfare Plans by Welfare Plan Covered Participants before the Effective Date, in accordance with Dell policies.

Section 4.02 SecureWorks.

(a) Participation in Dell Welfare Plans in the U.S.

(i) As of the Effective Date, the U.S. SecureWorks Group Employees on the Effective Date and any U.S. SecureWorks Group Employees hired by the SecureWorks Group after the Effective Date and prior to an applicable Plan Commencement Date (subject to Section 4.02(a)(iii)) shall be eligible to participate in the Dell Welfare Plans to same extent that such Employees would be eligible for participation in such Plans if they were Employees of the Dell Group (such U.S. SecureWorks Group Employees, the “Welfare Plan Covered Participants”).

(ii) On and after the Effective Date and for so long as the Welfare Plan Covered Participants participate in the Dell Welfare Plans (including pursuant to Section 4.04), SecureWorks shall reimburse Dell for the costs incurred by Dell for the coverage of such Welfare Plan Covered Participants in accordance with this Section 4.02 and Dell policies in effect from time to time. Such reimbursement shall be made within sixty (60) days after SecureWorks receives notice from Dell of said expenses.

(iii) The Welfare Plan Covered Participants shall cease to be eligible to participate in the Dell Welfare Plans on the date (the “Welfare Participation Termination Date”) on which the earliest of the following events occurs: (A) the completion of the Dell Plan Participation Period, (B) the Termination Date, (C) except as otherwise agreed in writing by the Parties, SecureWorks ceases to use Dell Integrated Global Human Resources Services in accordance with the Shared Services Agreement or (D) with respect to a particular Dell Welfare Plan, the Plan Commencement Date of the applicable SecureWorks Welfare Plan.

(b) Participation in SecureWorks Welfare Plans in the U.S. To the extent required by Law or as mutually agreed in writing between Dell and SecureWorks, SecureWorks or another member of the SecureWorks Group shall establish new SecureWorks Welfare Plans in the U.S. for the benefit of the Welfare Plan Covered Participants, including Welfare Plans that provide group health coverage.

Section 4.03 U.S. Employee Benefit Elections and Designations. Nothing in Section 2.04 will prohibit the SecureWorks Group from soliciting or causing the solicitation of new election forms or beneficiary designations from Welfare Plan Covered Participants with respect to their participation in the SecureWorks Welfare Plans as of the time that any such Plan becomes effective.

Section 4.04 COBRA.

(a) Dell shall be responsible for administering compliance with the health care continuation requirements of COBRA and the corresponding provisions of the Dell Welfare Plans with respect to each Welfare Plan Covered Participant and his or her covered dependent(s) who incur a COBRA qualifying event or loss of coverage under the Dell Welfare Plans at any time before the Plan Commencement Date of the applicable SecureWorks Welfare Plan.

(b) Effective as of the Plan Commencement Date of the applicable SecureWorks Welfare Plan, SecureWorks or another member of the SecureWorks Group shall be responsible for administering compliance with the health care continuation requirements of COBRA and the corresponding provisions of the SecureWorks Welfare Plans with respect to each Welfare Plan Covered Participant and his or her covered dependent(s) who incur a COBRA qualifying event or loss of coverage on or after the Plan Commencement Date.

(c) If any Welfare Plan Covered Participant or his or her covered dependent experiences a COBRA qualifying event on or after the Welfare Participation Termination Date and prior to the Plan Commencement Date of the applicable SecureWorks Welfare Plan, Dell shall be responsible for administering compliance with the health care continuation requirements of COBRA and the corresponding provisions of the Dell Welfare Plans until the Plan Commencement Date of the applicable SecureWorks Welfare Plan.

Section 4.05 Deductibles and Other Cost-Sharing Provisions. SecureWorks shall cause the SecureWorks Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to Welfare Plan Covered Participants under the Dell Welfare Plans during the plan year in which the Plan Commencement Date of the applicable SecureWorks Welfare Plan occurs.

Section 4.06 Flexible Spending Accounts. With respect to a Dell Welfare Plan that consists of medical and/or dependent care flexible spending accounts, Dell shall be solely responsible for administering all Claims Incurred under such accounts before the Welfare Participation Termination Date (or such later date determined under Section 4.04(c)) with respect to those Welfare Plan Covered Participants who immediately prior to the Welfare Participation Termination Date were participating in, or entitled to benefits under, such accounts. Except as required by Law or otherwise agreed to by Dell, no Welfare Plan Covered Participants will be reimbursed from any Dell Welfare Plans that are medical and/or dependent care flexible spending accounts for Claims Incurred on or after the Welfare Participation Termination Date.

Section 4.07 Non-U.S. Welfare Plans.

(a) Participation in Non-U.S. Dell Welfare Plans.

(i) As of the Effective Date, or as soon as practicable thereafter, and except as otherwise agreed by the Parties, the Non-U.S. SecureWorks Transferred Employees on the Effective Date and any other Non-U.S. Employees hired by the SecureWorks Group after the Effective Date and prior to an applicable Plan Commencement Date (subject to Section 4.07(a)(iii)) shall be eligible to participate in the non-U.S. Dell Welfare Plans to same extent that such Employees would be eligible for participation in such Plans if they were Employees of the

Dell Group in the same local jurisdiction (such SecureWorks Group Employees, the “Non-U.S. Welfare Plan Covered Participants”); provided, that, where such participation is not permitted by applicable Law or is not commercially feasible as determined by Dell, in its sole discretion, such coverage may be provided pursuant to a separate plan or contract.

(ii) On and after the Effective Date and for so long as the Non-U.S. Welfare Plan Covered Participants participate in the non-U.S. Dell Welfare Plans, SecureWorks shall reimburse Dell for the costs incurred by Dell for the coverage of such Non-U.S. Welfare Plan Covered Participants in accordance with this Section 4.07 and Dell policies in effect from time to time. Such reimbursement shall be made within sixty (60) days after SecureWorks receives notice from Dell of said expenses.

(iii) The Non-U.S. Welfare Plan Covered Participants shall cease to be eligible to participate in the non-U.S. Dell Welfare Plans (the “Non-U.S. Welfare Participation Termination Date”) on which the earliest of the following events occurs: (A) the completion of the Dell Plan Participation Period, (B) the Termination Date, (C) except as otherwise agreed in writing by the Parties, SecureWorks ceases to use Dell Integrated Global Human Resources Services in accordance with the Shared Services Agreement or (D) with respect to a particular non-U.S. Dell Welfare Plan, the Plan Commencement Date of the applicable non-U.S. SecureWorks Welfare Plan.

(b) Participation in Non-U.S. SecureWorks Welfare Plans. SecureWorks or another member of the SecureWorks Group shall establish new SecureWorks Welfare Plans in non-U.S. jurisdictions for the benefit of the Non-U.S. Welfare Plan Covered Participants (i) to the extent required by Law, (ii) to the extent Dell would incur any Liabilities as a result of the SecureWorks Group not establishing any such Plan that Dell has not otherwise agreed to incur pursuant to this Agreement or any other written agreement with SecureWorks, or (iii) as otherwise agreed between Dell and SecureWorks in writing.

(c) Allocation of non-U.S. Plan Liability. The Parties agree to cooperate in determining the allocation of Liability between the Dell Group and the SecureWorks Group for Welfare Plan benefits provided to Non-U.S. SecureWorks Transferred Employees before, on and after the Effective Date, consistent to the extent reasonably possible with the principles and procedures set forth in this Agreement for comparable matters and in compliance with Dell policies and the requirements of applicable Law.

Section 4.08 Vacation, Holiday and Sick Leave.

(a) SecureWorks shall or shall cause a member of the SecureWorks Group to assume all of the SecureWorks Group Employees’ unused vacation, holiday and sick days accrued while Employees of Dell or a member of the Dell Group as of the Effective Date, in accordance with the policy of the Dell Group applicable to such Employees immediately before the Effective Date.

(b) Dell shall or shall cause a member of the Dell Group to assume all of the Schedule A-1 Employees’ unused vacation, holiday and sick days accrued while Employees of SecureWorks or a member of the SecureWorks Group as of the Effective Date, in accordance with the policy of the SecureWorks Group applicable to such Employees immediately before the Effective Date.

(c) For purposes of clarification and subject to Section 3.03(d), if an Employee terminates employment with a member of the Dell Group or the SecureWorks Group after the Effective Date and is subsequently hired by a member of the other Party’s Group, such hiring Party shall not be required to assume any unused vacation, holiday or sick days accrued by such Employee during such prior employment as a result of this Section 4.08.

Section 4.09 Insurance Contracts. Except as otherwise provided herein, Dell and SecureWorks have agreed to cooperate and use their commercially reasonable efforts to replicate for the benefit of the SecureWorks Group any insurance contracts applicable to the Dell Welfare Plans maintained in the United States and to maintain any pricing discounts or other preferential terms for both Dell and SecureWorks for a reasonable term. Neither Party shall have Liability for failure to obtain such insurance contracts, pricing discounts, or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 4.09.

Section 4.10 Third Party Vendors. Except as otherwise provided herein, to the extent any Welfare Plan is administered by a third-party vendor, Dell and SecureWorks will cooperate and use their commercially reasonable efforts to replicate any contract with such third-party vendor for the benefit of the SecureWorks Group and, to the extent applicable, to maintain any pricing discounts or other preferential terms for both Dell and SecureWorks for a reasonable term. Neither Party shall have Liability for failure to obtain such pricing discounts or other preferential terms for the other Party. Each Party shall be responsible for any additional premiums, charges, or administrative fees that such Party may incur pursuant to this Section 4.10.

ARTICLE V

BENEFIT PLANS

Section 5.01 Qualified Defined Contribution Plan.

(a) Dell. As of the Effective Date, Dell, or a member of the Dell Group, shall retain, and remain the sponsor of, the Dell DC Plan.

(b) SecureWorks.

(i) Participation in the Dell DC Plan.

(A) As of the Effective Date, SecureWorks shall or shall cause any applicable member of the SecureWorks Group to elect to become a participating employer in the Dell DC Plan and Dell shall consent to such participation, so that the U.S. SecureWorks Group Employees on the Effective Date and any U.S. SecureWorks Group Employees hired by SecureWorks Group after the Effective Date (together, the “SecureWorks Group DC Plan Participants”) shall be eligible to participate in the Dell DC Plan to same extent that such Employees would be eligible for participation in such Plan if they were Employees of the Dell Group.

(B) In accordance with Section 5.01(b)(i)(A), on and after the Effective Date, the SecureWorks Group shall be solely and exclusively responsible for all contributions to the Dell DC Plan with respect to all SecureWorks Group DC Plan Participants, provided, however, Dell shall be solely responsible for coordinating the administration of the contributions with trustee for the Dell DC Plan.

(C) Effective as of the calendar month following the calendar month in which the Denali no longer beneficially owns at least 80% of the combined voting power of the post-IPO outstanding common stock of the SecureWorks, SecureWorks may elect upon ninety (90) days written notice to discontinue the participation of SecureWorks and any member of the SecureWorks Group in the Dell DC Plan, and may then establish the SecureWorks DC Plan, provided that SecureWorks will obtain Dell’s written consent, which consent shall not be unreasonably withheld, prior to establishing the SecureWorks DC Plan if SecureWorks continues to use Dell Integrated Global Human Resources Services in accordance with the Shared Services Agreement.

(D) Notwithstanding Section 5.01(b)(i)(A) and Section 5.01(b)(i)(C), each member of the SecureWorks Group shall cease to be eligible to participate in the Dell DC Plan if (1) SecureWorks ceases to use Dell Integrated Global Human Resources Services in accordance with the Shared Services Agreement, (2) subject to ninety (90) days’ advance written notice to SecureWorks, Dell determines that such participation will no longer be permitted, or (3) this Agreement is terminated.

(E) Notwithstanding Section 5.01(b)(i)(A) and subject to the consent of Dell, which shall not be unreasonably withheld, and mutual agreement regarding support by Dell Integrated Global Human Resources Services, SecureWorks or any member of the SecureWorks Group may establish the SecureWorks DC Plan during the period in which Denali beneficially owns at least 80% of the combined voting power of the post-IPO outstanding common stock of the SecureWorks; provided, that, such SecureWorks DC Plan shall not cause the Dell DC Plan to violate the qualified plan nondiscrimination rules under Code Section 401(a) et al.

(ii) Participation in the SecureWorks DC Plan.

(A) In accordance with Section 5.01(b)(i)(C) or Section 5.01(b)(i)(E), SecureWorks or any member of the SecureWorks Group may establish a qualified defined contribution plan for the benefit of the SecureWorks Group DC Plan Participants which, on the Plan Commencement Date for such Plan and through the end of the calendar year that contains such date, will be substantially similar to the Dell DC Plan (such plan, the “SecureWorks DC Plan”).

(B) To the extent not otherwise required by Law, at the election of Dell, in its sole discretion, and subject to Dell’s determination that such transfer shall not have any adverse impact on the Dell DC Plan, Dell, or a member of the Dell Group, shall cause the accounts, and the Liabilities and assets associated with such accounts, in the Dell DC Plan attributable to the SecureWorks Group DC Plan Participants (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and section 208 of ERISA to the SecureWorks DC Plan; provided, that, Dell’s consent to any such transfer requested in writing by SecureWorks or a member of the SecureWorks Group shall not be unreasonably withheld. If Dell determines to make such transfer, SecureWorks or the applicable member of the SecureWorks Group shall cause the SecureWorks DC Plan to accept such transfer of accounts and the Liabilities and assets associated with such accounts.

(C) All contributions payable to the Dell DC Plan with respect to employee deferrals, matching contributions and employer contributions for SecureWorks Group DC Plan Participants before the Plan Commencement Date for the SecureWorks DC Plan, determined in accordance with the terms and provisions of the Dell DC Plan, ERISA and the Code, shall be paid by the Dell Group or the SecureWorks Group, as applicable, to the Dell DC Plan prior to the date of any asset transfer described in Section 5.01(b)(ii)(B).

(D) Effective as of the date of the transfer in Section 5.01(b)(ii)(B), the SecureWorks Group shall be solely and exclusively responsible for all accounts and the Liabilities and assets associated with such accounts or in any way related to the SecureWorks DC Plan, whether accrued before, on or after such transfer date.

(E) The SecureWorks Group shall be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the SecureWorks DC Plan to the Internal Revenue Service for a determination of tax-qualified status to the extent deemed appropriate by the SecureWorks Group) to establish, maintain and administer the SecureWorks DC Plan so that it is qualified under Code Section 401(a) and the related trust thereunder is exempt under Code Section 501(a).

Section 5.02 Incentive Plans.

(a) Dell. As of the Effective Date, Dell, or a member of the Dell Group, shall retain, and remain the sponsor of, the Dell Inc. Annual Bonus Plan and the Dell Inc. Special Incentive Bonus Plan for Executives (together, the “Dell Incentive Plans”).

(b) SecureWorks.

(i) An annual cash bonus plan for the benefit of eligible U.S. SecureWorks Group Employees which, except as otherwise required by applicable law, will be effective for the SecureWorks’ 2016 fiscal year (such plan, the “SecureWorks Annual Cash Bonus Plan”) has been put into place by Dell.

(ii) SecureWorks hereby assumes responsibility for the obligations and Liabilities of the SecureWorks Annual Cash Bonus Plan and the Dell Group has no obligations or Liabilities with respect to the SecureWorks Annual Cash Bonus Plan.

Section 5.03 Nonqualified Deferred Compensation Plan. The SecureWorks Group shall have sole Liability for any nonqualified deferred compensation plan established by a member of the SecureWorks Group on or after the Effective Date, and no member of the Dell Group shall have any Liability with respect to such Plan.

Section 5.04 Non-U.S. Plans.

(a) Non-U.S. Retirement and Incentive Plans. As of the Effective Date, and except as otherwise agreed by the Parties, the Non-U.S. SecureWorks Transferred Employees on the Effective Date and any other Non-U.S. Employees hired by the SecureWorks Group after the Effective Date shall be eligible to participate in the retirement and incentive Dell Plans established for similarly situated Dell Group Employees in the same local jurisdiction, to same extent that such Employees would be eligible for participation in such Plans if they were Employees of the Dell Group; provided, that, where such participation is not permitted by applicable Law or is not commercially feasible as determined by Dell, in its sole discretion, such coverage may be provided pursuant to a separate plan or contract. As soon as practicable after the Effective Date, in cooperation with Dell and in accordance with applicable Law, SecureWorks will determine whether any retirement and/or incentive Plans shall be established outside of the U.S. for the benefit of SecureWorks Group Employees.

ARTICLE VI

EQUITY PLANS

Section 6.01 [Reserved].

Section 6.02 Denali Holding Inc. 2013 Stock Incentive Plan. Each outstanding award under the 2013 Stock Incentive Plan on the Effective Date that is held by a SecureWorks Group Employee (the “2013 Stock Incentive Plan Award”), shall continue under the 2013 Stock Incentive Plan in accordance with the terms of such 2013 Stock Incentive Plan Award, except to the extent agreed to in writing by Dell and such Employee.

Section 6.03 2012 Long Term Incentive Plan. Each outstanding cash award under the 2012 Long Term Incentive Plan on the Effective Date that is held by a SecureWorks Group Employee shall continue under and pursuant to the terms of the 2012 Long Term Incentive Plan, except to the extent agreed to in writing by Dell and such Employee.

Section 6.04 SecureWorks Stock Incentive Plan. Prior to the date that the IPO is consummated, SecureWorks, or a member of the SecureWorks Group, shall adopt a new stock incentive plan (such plan, the “New SIP”). Denali, as SecureWorks’ sole stockholder, shall approve the New SIP prior to the date that the IPO is consummated and the New SIP shall be effective on a date prior to the date that the IPO is consummated. From and after the effective date of the New SIP, the SecureWorks Group shall retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to awards under the New SIP.

Section 6.05 Tax Reporting and Withholding.

(a) Denali, Dell, or a member of the Dell Group, shall be responsible for all income, payroll, or other tax reporting and remitting applicable tax withholdings to each applicable taxing authority, as related to the awards under the 2013 Stock Incentive Plan, regardless of whether the holder of such award is an Employee of the Dell Group or not.

(b) On and after the Effective Date, SecureWorks, or a member of the SecureWorks Group, shall be responsible for all income, payroll, or other tax reporting and remitting applicable tax withholdings to each applicable taxing authority, as related to the awards under the New SIP, regardless of whether the holder of such award is an Employee of the SecureWorks Group or not.

(c) Notwithstanding the foregoing provisions of this Section 6.05, either Denali or Dell may act as an agent for SecureWorks or SecureWorks may act as agent for Denali or Dell by remitting amounts withheld in the form of shares or in conjunction with an exercise transaction to an appropriate taxing authority. Denali, Dell and SecureWorks acknowledge and agree that the Parties will cooperate with each other and with third-party providers to effectuate withholding and remittance of taxes, as well as required tax reporting, in a timely, efficient, and appropriate manner.

Section 6.06 Registration. Upon or as soon as reasonably practicable after the IPO and subject to applicable Law, SecureWorks shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering under the Securities Act the offering of a number of shares of SecureWorks Common Stock at a minimum equal to the number of shares subject to Awards under the New SIP. SecureWorks shall use commercially reasonable efforts to cause any such registration statement to be kept effective (and the current status of the prospectus or prospectuses required thereby to be maintained) as long as any Awards under the New SIP remain outstanding.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Denali Indemnity. Denali agrees to indemnify, defend and hold SecureWorks and the SecureWorks Subsidiaries, and their respective successors, assigns, members, principals, officers, directors, employees and agents (each, a “SecureWorks Indemnified Person”), harmless from and against any and all Third Party Actions and any and all Liabilities arising out of (a) any breach of any statutory or other duty owed to any Dell Plan or SecureWorks Plan by Denali or any delegate of Denali, provided such SecureWorks Indemnified Person does not participate knowingly in, or knowingly undertake to conceal, any act or omission of any such Person acting as a fiduciary to any such Plan, knowing such act or omission to be a breach of fiduciary responsibility by such Person or (b) the gross negligence or wilful misconduct of Denali in the performance of this Agreement.

Section 7.02 Dell Indemnity. Dell agrees to indemnify, defend and hold each SecureWorks Indemnified Person harmless from and against any and all Third Party Actions and any and all Liabilities arising out of (a) any breach of any statutory or other duty owed to any Dell Plan or SecureWorks Plan by Dell, any other member of the Dell Group, or any delegate of any of them, provided such SecureWorks Indemnified Person does not participate knowingly in, or knowingly undertake to conceal, any act or omission of any such Person acting as a fiduciary to any such Plan, knowing such act or omission to be a breach of fiduciary responsibility by such Person or (b) the gross negligence or wilful misconduct of Dell in the performance of this Agreement.

Section 7.03 SecureWorks Indemnity. SecureWorks agrees to indemnify, defend and hold Denali, Dell and the Dell Subsidiaries, and their respective successors, assigns, members, principals, officers, directors, employees and agents (each, a “Denali/Dell Indemnified Person”), harmless from and against any and all Third Party Actions and any and all Liabilities arising out of (a) any breach of any statutory or other duty owed to any Dell Plan or SecureWorks Plan by SecureWorks, any other member of the SecureWorks Group, or any delegate of any of them, provided such Denali/Dell Indemnified Person does not participate knowingly in, or knowingly undertake to conceal, any act or omission of any such Person acting as a fiduciary to any such Plan, knowing such act or omission to be a breach of fiduciary responsibility by such Person or (b) the gross negligence or wilful misconduct of SecureWorks in the performance of this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Term. All rights and obligations arising hereunder shall survive until they are fully effectuated or performed provided that, notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof). Notwithstanding the prior sentence, this Agreement shall terminate upon the latest of (i) the Termination Date, (ii) the achievement of the Plan Commencement Date for all SecureWorks Plans pursuant to this Agreement, and (iii) the termination of the Dell Plan Participation Period.

Section 8.02 Affiliates. Dell and SecureWorks shall each cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any member of each Party’s Group (including predecessors and successors) or by any entity that becomes a member of such Party’s Group on or after the Effective Date.

Section 8.03 Governmental Authority Reporting. Except as otherwise provided in this Agreement, Dell and SecureWorks (or members of their respective Groups) shall cooperate, to the extent necessary, to comply with any Governmental Authority reporting requirement of either Party with respect to the transactions contemplated by this Agreement.

Section 8.04 Complete Agreement; Representations.

(a) This Agreement, together with any exhibits and schedules hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

(b) Dell represents on behalf of itself and each other member of the Dell Group and SecureWorks represents on behalf of itself and each other member of the SecureWorks Group as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement; and

(ii) this Agreement has been duly executed and delivered by such Person (if such Person is a Party) and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof (assuming the due execution and delivery thereof by the other Party), except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to creditors’ rights generally and by general equitable principles.

Section 8.05 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the applicable laws of any jurisdiction other than the State of Texas.

Section 8.06 Notices. Whenever, by the terms of this Agreement, notice, demand or other communication shall or may be given to either Party, the same shall be in writing and shall be addressed to the other Party at the addresses set forth below, or to such other address or addresses as shall from time to time be designated by written notice by any Party to another in accordance with this Section 8.06. All notices shall be delivered as follows (with notice deemed given as indicated): (a) by personal delivery when delivered personally; (b) by Federal Express or other established overnight courier upon written verification of receipt; (c) by facsimile transmission when receipt is confirmed; (d) by certified or registered mail, return receipt requested, upon verification of receipt; or (e) by electronic delivery (for routine communications) when receipt is confirmed.

If to Dell:

Dell Inc.

One Dell Way

Round Rock, Texas 78682

Attn: Senior Vice President and General Counsel

If to SecureWorks:

SecureWorks, Inc.

Attn: Legal

One Concourse Parkway, Suite 500

Atlanta, GA 30328

Section 8.07 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Neither Party may assign this Agreement or any rights or obligations hereunder, except for any assignment by such Party to a Subsidiary of such Party (which shall not relieve such Party of liability in the event of a default by such Subsidiary), without the prior written consent of the other Party, and any such assignment without such consent shall be void.

Section 8.08 No Third-Party Beneficiaries or Right to Rely. Except as set forth in this Agreement, (a) nothing in this Agreement is intended to or shall create for or grant to any Third Party any rights or remedies whatsoever, as a third-party beneficiary or otherwise; (b) no Third Party is entitled to rely on any of the representations, warranties, covenants or agreements contained herein; and (c) no Party shall incur any liability or obligation to any Third Party because of any reliance by such Third Party on any representation, warranty, covenant or agreement herein.

Section 8.09 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.10 Failure or Indulgence Not Waiver; Remedies Cumulative. Any provision of this Agreement or any breach thereof may only be waived if done specifically and in writing by the Party which is entitled to the benefits thereof. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.11 Entire Agreement; Amendment. This Agreement constitutes the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersedes and renders null and void all prior negotiations, representations, agreements and understandings (oral and written) between the Parties with respect to such matters. No change or amendment may be made to this Agreement except by an instrument in writing signed on behalf of each of the Parties.

Section 8.12 Authority; No Conflict, etc.

(a) Each of the Parties represents and warrants to the other that it (i) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (ii) has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity whether enforceability is considered a proceeding at law or equity.

(b) The execution, delivery and performance of this Agreement by each Party, and the consummation of the transactions contemplated hereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), create in any other Person a right or claim of termination or right to amend or modify, or result in the acceleration or cancellation of, or result in the creation of any lien (or any obligation to create any lien) upon any of the properties or assets of the Parties, under (i) any applicable law applicable to any Party or any of their respective properties or assets, (ii) any provision of any of the organizational documents of any Party, or (iii) any material contract, agreement or instrument to which any Party is a party, or by which any of their respective properties or assets, may be bound.

Section 8.13 Dispute Resolution. Any conflict or disagreement arising out of the interpretation, implementation, or compliance with the provisions of this Agreement shall be finally settled pursuant to the dispute resolutions provisions of the Shared Services Agreement, which provisions are incorporated herein by reference.

Section 8.14 Coordination with Shared Services Agreement and Tax Matters Agreement. Except as explicitly set forth in the Shared Services Agreement or Tax Matters Agreement, this Agreement shall be the exclusive agreement among the Parties with respect to all employment, employee benefit and employee compensation matters, including indemnification in respect of such matters, and shall take precedence over any and all agreements among the Parties with respect to employment, employee benefit and employee compensation matters.

Section 8.15 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 8.16 Certain Rules of Construction.

(a) The terms “hereof,” “herein” and “herewith,” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement; and Recital, Article, Section, Schedule and Exhibit references are to the Recitals, Articles, Sections, Schedules and Exhibits of or to this Agreement, unless otherwise specified.

(b) The word “including” and words of similar import when used in this Agreement shall mean “including without limitation” unless the context otherwise requires or unless otherwise specified.

(c) The word “or” shall not be exclusive.

(d) Words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa.

(e) References to “day” or “days” are to calendar days.

(f) The headings contained in this Agreement are for reference purposes only and are not part of this Agreement.

(g) No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement.

(h) A reference to a statute, listing rule, regulation, order or other applicable law includes a reference to the corresponding regulations and instruments and includes a reference to each of them as amended, consolidated, recreated, replaced or rewritten.

(i) If a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(j) A reference to a Party to this Agreement or another agreement or document includes the Party’s successors, permitted substitutes and permitted assigns.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date set forth above.

Denali Holding Inc.

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

Dell Inc.

By:	/s/ Janet B. Wright
Name: Janet B. Wright
Title: Vice President and Assistant Secretary

SecureWorks Holding Corporation

By:	/s/ George B. Hanna
Name: George B. Hanna
Title: Vice President, General Counsel

Schedule A-1

Schedule A-1 Employees

None.

Schedule A-1

Schedule A-2

Schedule A-2 Employees

None.

Schedule A-2